Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-3 No. 333-183388 of Energy Transfer Partners, L.P.
(2) Registration Statement on Form S-3 No. 333-199130 of Energy Transfer Partners, L.P.
(3) Registration Statement on Form S-3 No. 333-199131 of Energy Transfer Partners, L.P.
(4) Registration Statement on Form S-3 No. 333-202507 of Energy Transfer Partners, L.P.
(5) Registration Statement on Form S-4 No. 333-161706 of Energy Transfer Partners, L.P.
(6) Registration Statement on Form S-8 No. 333-146338 of Energy Transfer Partners, L.P.
(7) Registration Statement on Form S-8 No. 333-159878 of Energy Transfer Partners, L.P.
(8) Registration Statement on Form S-8 No. 333-200849 of Energy Transfer Partners, L.P.
(9) Registration Statement on Form S-8 No. 333-203823 of Energy Transfer Partners, L.P.
of our report dated March 1, 2013, with respect to the consolidated statements of comprehensive income, equity and cash flows of Sunoco Logistics Partners L.P., included in this Current Report (Form 8-K) of Energy Transfer Partners, L.P. which includes the adjusted consolidated financial statements of Energy Transfer Partners, L.P. for the consolidation of an entity under common control.
/s/Ernst & Young LLP
Philadelphia, Pennsylvania
August 12, 2015